AMENDED AND RESTATED EMPLOYMENT AGREEMENT


     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT is dated as of January 1, 2000, by and between Franchise Finance Corporation of America, a Delaware corporation (the "Company") and John Barravecchia ("Executive").

                                    RECITALS

     In order to induce Executive to serve as Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of the Company, the Company desires to provide Executive with compensation and other benefits on the terms and conditions set forth in this Agreement.

     Executive is willing to accept such employment and perform services for the Company, on the terms and conditions hereinafter set forth.

     It is therefore hereby agreed by and between the parties as follows:

     1. DEFINED TERMS. The following terms shall have the following meanings unless otherwise specifically defined in this Agreement:

     "ACTUAL BONUS" means the highest annual cash bonus payable to Executive with respect to any of the three years immediately preceding the Termination Year.

     "AGREEMENT" means this Amended and Restated Employment Agreement dated as of January 1, 2000 between the Company and Executive.

     "ANNUAL CASH BONUS" means the cash compensation payable to Executive as calculated and paid in a manner substantially similar to the methods and timing used to calculate and pay Executive's bonus for calendar year 1999; PROVIDED, HOWEVER, that during the term of this Agreement, neither the Company nor the Compensation Committee shall change such methods and timing in a manner which will be less favorable to Executive.

     "BASE  SALARY"  means the annual base salary of  Executive  as set forth in
Section 4(a).

     "BOARD" means the board of directors of the Company.

     "CAUSE" means:

               (a) the willful and continued failure of Executive to perform a substantial portion of his duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Executive by the Board, which specifically identifies the
          manner  in  which  the  Board   believes   that   Executive   has  not
          substantially performed his duties;
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               (b)  the  willful  engaging  by  Executive  in  gross  misconduct
          (including, without limitation, fraud or embezzlement); or

               (c) the conviction of, or plea of guilty or NOLO CONTENDERE to, a felony.

         "CHANGE IN CONTROL" means:

               (a) any "Person" as defined in Section 3(a)(9) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and as used in Section 13(d) and 14(d) thereof, including a "group" as defined in
          Section 13(d) of the Exchange Act but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities (other than indirectly as a result of the Company's redemption of its securities); PROVIDED, HOWEVER, that, in the event that any such person becomes the beneficial owner of 25% or more, but not exceeding 50%, of the combined voting power of the Company's then outstanding securities, no Change of Control shall be deemed to occur so long as the Incumbent Directors (as defined below) continue to constitute a majority of the Board in accordance with the terms of paragraph (c) below; or

               (b) the consummation of any merger or other business combination of the Company, sale of all or substantially all of the Company's assets (other than with respect to sales of assets in the ordinary course of business, securitization and whole loan sales provided by the Company's interim and permanent financing arrangements), liquidation or dissolution of the Company or combination of the foregoing transactions (the "Transactions") other than a Transaction immediately following which the shareholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own at least 51% of the voting power, directly or indirectly, of (A) the surviving corporation in any such merger or other business combination; (B) the purchaser of or successor to the Company's assets (other than with respect to sales of assets in the ordinary course of business, securitization and whole loan sales provided by the Company's interim and permanent financing arrangements); (C) both the surviving corporation and the purchaser in the event of any combination of Transactions; or (D) the parent company owning 100% of such surviving corporation, purchaser or both the surviving corporation and the purchaser, as the case may be; or

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               (c) within any  twenty-four-month  period,  the  persons who were directors immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who commenced or threatened to commence an election contest or proxy solicitation by or on behalf of a Person other than the Board) or who has entered into an agreement to effect a Change in Control or expressed an intention to cause such Change in Control.

     "CODE" means the Internal Revenue Code of 1986, as amended, and the provisions of any successor law.

     "COMPANY" means Franchise Finance Corporation of America, a Delaware corporation.

     "COMPENSATION COMMITTEE" means the compensation committee of the Board.

     "EFFECTIVE DATE" means January 1, 2000.

     "EXECUTIVE" means John Barravecchia.

     "EXPENSE PAYMENT" means payments made to Executive for expenses which are permitted under this Agreement and have been incurred but not yet reimbursed.

     "GOOD REASON" means any of the following without Executive's express prior written consent:

               (a) any material diminution or adverse change in Executive's duties, titles or responsibilities with the Company (or any affiliate thereof) from those in effect immediately prior to any such diminution or adverse change; PROVIDED, HOWEVER, that no such diminution or adverse change shall be deemed to exist solely as a consequence of the Company ceasing to be a Company with publicly-traded securities or becoming a wholly-owned subsidiary of another company;

               (b) if after a Change in Control there is any reduction in Executive's aggregate annual cash compensation (which shall include Base Salary and Actual Bonus) in Executive's aggregate annual cash compensation in effect immediately prior to such reduction;

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               (c) any  requirement  that  Executive be based at a location more than 35 miles from the Company's headquarters, located in Scottsdale, Arizona (or a substantial increase in the amount of travel that Executive is required to do because of a relocation of the Company's headquarters from Scottsdale, Arizona);

               (d) any failure by the Company to obtain from any successor to the Company an agreement reasonably satisfactory to Executive to assume and perform this Agreement, as contemplated by Section 13 hereof; or

               (e) during the thirty-day period immediately following the first anniversary of the Change in Control there is a Thirteenth-Month Termination by Executive.

     "PERMANENT   DISABILITY"  means  the  total  and  permanent  disability  of
Executive as defined in the Company's long-term disability benefit plan applicable to senior executive officers in effect on the Effective Date.

     "RETIREMENT" means Executive's voluntary termination of employment pursuant to late, normal or early retirement under a pension plan (which may include a defined benefit plan or a defined contribution plan) sponsored by the Company, as defined in such plan, but only if such retirement occurs prior to a termination by the Company for Cause or by Executive for Good Reason.

     "TERMINATION DATE" means the date this Agreement is terminated, except to the extent the provisions of Section 16 are applicable, which shall be the earlier of December 31, 2002 or the date of termination of Executive's employment pursuant to this Agreement.

     "TERMINATION YEAR" means the year in which Executive's termination of employment occurs.

     "THIRTEENTH-MONTH   TERMINATION"   means  the  voluntary   termination   of
employment by Executive for any reason or no reason at all.

     "VACATION PAYMENT" means payments made to Executive with respect to accrued but unused vacation days.

     2. EMPLOYMENT.

               (a) Subject to the terms and conditions of this Agreement, the Company agrees to employ Executive during the term hereof as its Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary or as an officer of the Company having the same or a more senior title and greater responsibilities. In his capacity as the Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of the Company, Executive shall report to the

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          Board  and  shall  have the  customary  powers,  responsibilities  and authorities of an Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary for corporations of the size and character of the Company, as it exists from time to time, and as are assigned by the Board.

               (b) Subject to the terms and conditions of this Agreement, Executive hereby accepts employment with the Company commencing on the Effective Date, and agrees to devote his full working time and efforts, to the best of his ability, experience and talent, to the performance of services, duties and responsibilities in connection therewith. Executive shall perform such duties and exercise such powers, commensurate with his position, as the Board shall from time to time delegate to him on such terms and conditions and subject to such restrictions the Board may reasonably from time to time impose. Executive also agrees to serve, if elected, as a member of the Board.

               (c) Nothing in this Agreement shall preclude Executive, so long as in the reasonable determination of the Board such activities do not interfere with his duties and responsibilities hereunder, from engaging in charitable and community affairs, from managing any passive investment made by him in publicly traded equity securities or other property (provided that no such investment may exceed 5% of the equity of any entity) or, without prior notice to the Board and subject to Section 15 and Section 16(b) hereof, from serving as a member of boards of directors or as a trustee of any other corporation, association or entity.

     3. EFFECTIVE DATE; TERM OF EMPLOYMENT. This Agreement shall be effective as the Effective Date. Executive's term of employment under this Agreement shall commence on the Effective Date hereof and, subject to the terms hereof, shall terminate on the Termination Date; provided, however, that any termination of Employment by Executive for Good Reason or pursuant to the Change in Control provisions of Section 8 may only be made on 30 days' prior written notice and any other termination of employment by Executive other than for death, Permanent Disability or Good Reason may only be made upon 90 days' prior written notice to the Company.

     4. COMPENSATION.

               (a) SALARY. The Company shall pay Executive during the term of this Agreement the Base Salary, as calculated pursuant to this Section 4, payable in cash not less frequently than bimonthly. As of the Effective Date, the Base Salary shall be $250,000. As of January 1 of each annual anniversary of the Effective Date, the Base Salary of Executive will be increased from Executive's Base Salary for the preceding calendar year by the greater of (i) five percent, (ii) the average percentage salary increase awarded to all employees of the Company who are not senior executive officers of the Company or (iii) an amount determined by the Compensation Committee.

               (b) ANNUAL CASH BONUS. In addition to Base Compensation, the Company will pay to Executive on or prior to January 30 of each year for performance in the preceding calendar year the Annual Cash Bonus.

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               (c) COMPENSATION PLANS AND PROGRAMS.  Executive shall be eligible to participate in any compensation plan or program maintained by the Company from time to time, which compensation plans and programs are intended to be comparable to those currently maintained by the Company, in which other senior executives of the Company participate on terms that are intended to be comparable to those applicable to such other senior executives.

               (d) STOCK OPTIONS AND RESTRICTED STOCK AWARDS. Executive shall be eligible to receive grants of stock options and restricted stock awards as determined in the discretion of the Compensation Committee under any stock option plan or incentive plan of the Company or any affiliate.

     5. EMPLOYEE BENEFITS.

               (a) EMPLOYEE BENEFIT PROGRAMS, PLANS AND PRACTICES. The Company shall provide Executive during the term of his employment hereunder with coverage under all employee pension and welfare benefit programs, plans and practices (commensurate with his positions in the Company from time to time and to the extent permitted under any employee benefit plan) in accordance with the terms thereof, which the Company makes available to its senior executives and which employee pension and welfare benefit programs, plans and practices that are intended to be comparable to those currently maintained by the Company; provided, however, such programs, plans and practices will be no less favorable than those in existence as of the date of execution of this Agreement.

               (b) VACATION AND FRINGE BENEFITS. Executive shall be entitled to no less than the number of business days paid vacation in each calendar year to which Executive is entitled immediately prior to execution of this Agreement, which shall be taken at such times as are consistent with Executive's responsibilities hereunder. In addition, Executive shall be entitled to the perquisites and other fringe benefits currently made available to senior executives of the Company, commensurate with his position with the Company.

     6. EXPENSES. Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement, including, without limitation, expenses for travel and similar items related to such duties and responsibilities. The Company will reimburse Executive for all such expenses upon presentation by Executive from time to time of appropriately itemized and approved (consistent with the Company's policy) accounts of such expenditures.

     7. TERMINATION OF EMPLOYMENT.

               (a) TERMINATION BY COMPANY OTHER THAN FOR CAUSE OR BY EXECUTIVE FOR GOOD REASON. (i) The Company may terminate Executive's employment at any time for any reason. If Executive's employment is terminated by the Company other than for Cause) or if Executive terminates his employment for Good Reason prior to the Termination Date, Executive shall receive such payments, if any, under applicable plans or

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          programs,  including  but not limited to those  referred to in Section
          4(c) hereof, to which he is entitled pursuant to the terms of such plans or programs. In addition, Executive shall be entitled to receive the following:

                    (A) A cash lump sum payment  equal to the sum of three times
               (1) Executive's Base Salary at the annual rate as of the date of termination and (2) the Actual Bonus, except with respect to a Thirteenth-Month Termination which shall be paid as provided in
               Section 8(c) hereof; and

                    (B) a cash lump sum payment with respect to (1) the Vacation
               Payment and (2) the Expense Payment which shall be paid by the Company to Executive within 30 days after the termination of Executive's employment by check payable to the order of Executive or by wire transfer to an account specified by Executive;

                    (C) Executive shall also be entitled to the following benefits:

                         (i)  continued  medical,   dental,   vision,  and  life
                    insurance coverage (excluding accident, death, and disability insurance) and any fringe benefit or perquisites in effect immediately prior to the date of termination for Executive and Executive's eligible dependents or, to the extent such benefits are not commercially available, such other arrangements reasonably acceptable to Executive, on the same basis as in effect prior to the date of termination, whichever is deemed to provide for more substantial benefits, for a period ending December 31, 2002;

                         (ii) immediate 100% vesting of all outstanding stock options, stock appreciation rights and restricted stock granted or issued by the Company to the extent not previously vested;

                         (iii) all other accrued or vested benefits in accordance with the terms of the applicable plan, which vested benefits shall include Executive's otherwise unvested account balances in the Company's 401(k) plan, which shall be vested as of the date of termination; and

                         (iv) if so requested by Executive, outplacement services shall be provided by a professional outplacement provider selected by Executive; PROVIDED, HOWEVER, that such outplacement services shall be provided to Executive at a cost to the Company of not more than fifteen (15) percent of such Executive's Base Salary.

               (b) CURE PERIOD OF COMPANY FOR GOOD REASON TERMINATION. Notwithstanding the foregoing, in the event that Executive provides the Company with a notice of termination stating Good Reason, except

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          in the event of a Thirteenth-Month Termination, the Company shall have
          30 days thereafter in which to cure or resolve the behavior otherwise constituting Good Reason. Any good faith determination by Executive that Good Reason exists shall be presumed correct and shall be binding upon the Company.

               (c) PERMANENT DISABILITY OF EXECUTIVE. If Executive has a Permanent Disability, the Company or Executive may terminate Executive's employment on written notice thereof, and Executive shall receive or commence receiving, as soon as practicable:

                    (i) amounts  payable  pursuant to the terms of a  disability
               insurance  policy  or  similar   arrangement  which  the  Company
               maintains during the term hereof;

                    (ii) the Actual Bonus, prorated by a fraction, the numerator of which is the number of days of the fiscal year until termination and the denominator of which is 365;

                    (iii) the Vacation Payment and the Expense Payment; and

                    (iv) such payments under applicable plans or programs, including but not limited to those referred to in Section 4(c) hereof, to which he is entitled pursuant to the terms of such plans or programs.

               (d) DEATH. In the event of Executive's death during the term of his employment hereunder, Executive's estate or designated beneficiaries shall receive or commence receiving, as soon as practicable:

                    (i) the Actual  Bonus,  the numerator of which is the number of days of the fiscal year until his death and the denominator of which is 365;

                    (ii) any death benefits  provided under the employee benefit programs, plans and practices referred to in Section 5(a) hereof, in accordance with their terms;

                    (iii) the Vacation Payment and the Expense Payment; and

                    (iv) such payments under applicable plans or programs, including but not limited to those referred to in Section 4(c) hereof, to which Executive's estate or designated beneficiaries are entitled pursuant to the terms of such plans or programs.

               (e) TERMINATION BY THE COMPANY FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON

                    (i) The  Company  shall  have  the  right to  terminate  the employment of Executive for Cause. In the event that Executive's employment is terminated by the Company for Cause, or by

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               Executive  other than for Good  Reason,  Executive  shall only be entitled to receive the Vacation Payment and the Expense Payment. Executive shall not be entitled, among other things, to the payment of any Annual Cash Bonus in respect of all or any portion of the fiscal year in which such termination occurs. After the termination of Executive's employment under this Section 7(e), the obligations of the Company under this Agreement to make any further payments or provide any benefits specified herein to Executive shall thereupon cease and terminate.

                    (ii) Termination of Executive for Cause shall be made by delivery to Executive of a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the non-employee directors of the Board at a regular or special meeting of such directors called and held for such purpose, after 30 days' prior written notice to Executive specifying the basis for such termination and the particulars thereof and a reasonable opportunity for Executive to be heard prior to or at such meeting, finding that in the reasonable judgment of such directors, that any conduct or event constituting Cause has occurred and that such occurrence warrants Executive's termination.

     8. CHANGE IN CONTROL.

               (a) Executive shall be entitled to the compensation provided for in this Section 8 hereof, if within two years after a Change in Control, Executive's employment by the Company shall be terminated (A) by the Company for any reason other than (I) Executive's Permanent Disability or Retirement, (II) Executive's death or (III) for Cause, or (B) by Executive with Good Reason.

               (b) In addition, Executive shall be entitled to the compensation provided for in this Section 8, if the following events occur: (A) an agreement is signed which, if consummated, would result in a Change of Control, (B) Executive is terminated without Cause by the Company or terminates employment with Good Reason prior to the anticipated Change in Control, and (C) such termination (or the action leading to such termination, in the case of Good Reason) is at the request or suggestion of the acquiror or merger partner or otherwise in connection with the anticipated Change in Control, except that any termination of employment as set forth in clause (C), above, shall be presumed, in the absence of clear and convincing evidence to the contrary, to have occurred in connection with a Change in Control, whether or not a Change in Control actually occurs.

               (c) The Company shall pay or cause to be paid to Executive a cash severance amount equal to three times the sum of (i) Executive's annual Base Salary on the date of the Change in Control (or, if higher, the annual Base Salary in effect immediately prior to the giving of the notice of termination), and (ii) the Actual Bonus; PROVIDED, HOWEVER, that in the event that Executive's employment is terminated by a Thirteenth-Month Termination, Executive's cash severance amount shall only be equal to two times the sum of (i) and

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          (ii) above.  This cash severance amount shall be payable in a lump sum calculated without any discount or, at the election of Executive, on any deferred payment schedule selected by Executive.

               (d) No compensation or other benefit pursuant to this Section 8 hereof shall be payable under this Agreement unless and until either
          (i) a Change in Control shall have occurred while Executive is an employee of a Company and Executive's employment by the Company thereafter shall have terminated in accordance with this Section 8 hereof or (ii) Executive's employment by the Company shall have terminated in accordance with this Section 8 hereof in anticipation of the occurrence of a Change in Control.

               (e) Executive shall also be entitled to the (i) Vacation Payment and the Expense Payment, (ii) the medical and other benefits under
          Section  7(a)(C)(i),  (iii) vesting of certain  security  rights under
          Section 7(a)(C)(ii), (iv) other accrued and vested plans under Section 7(a)(C)(iii) and (v) outplacement services under Section 7(a)(C)(iv).

     9. EXCESS PARACHUTE EXCISE TAX.

               (i) If it is determined (as hereafter provided) that any payment or distribution by the Company to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code by reason of being "contingent on a change in ownership or control" of the Company, within the meaning of Section 280G of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such excise tax (such tax or taxes, together with any such interest and penalties, are hereafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment or payments (a "Gross-Up Payment") in an amount such that, after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                    (A) Subject to the provisions of this Section 9 hereof,  all determinations required to be made under this Section 9, including whether an Excise Tax is payable by Executive and the amount of such Excise Tax and whether a Gross-Up Payment is

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               required and the amount of such Gross-Up  Payment,  shall be made by the nationally recognized firm of certified public accountants (the "Accounting Firm") used by the Company prior to the Change in Control (or, if such Accounting Firm shall be a nationally recognized firm of certified public accountants, as selected by Executive). The Accounting Firm shall be directed by the Company or Executive to submit its preliminary determination and detailed supporting calculations to both the Company and Executive within 15 calendar days after the date of termination of employment, if applicable, and any other such time or times as may be requested by the Company or Executive. If the Accounting Firm determines that any Excise Tax is payable by Executive, the Company shall pay the required Gross-Up Payment to, or for the benefit of, Executive within five business days after receipt of such determination and calculations. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall, at the same time as it makes such determination, furnish Executive with an opinion that he has substantial authority not to report any Excise Tax on his/her federal, state, local income or other tax return. Any determination by the Accounting Firm as to the amount of the Gross-Up Payment shall be binding upon the Company and Executive absent a contrary determination by the Internal Revenue Service or a court of competent jurisdiction; provided, however,
               that  no  such  determination   shall  eliminate  or  reduce  the
               Company's obligation to provide any Gross-Up Payment that shall be due as a result of such contrary determination. As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision thereto) and the possibility of similar uncertainty regarding state or local tax law at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments that will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts or fails to pursue its remedies pursuant to Section 6(f)(i) hereof and Executive thereafter is required to make a payment of any Excise Tax, Executive shall direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and Executive as promptly as possible. Any such Underpayment shall be promptly paid by the Company to, or for the benefit of, Executive within five business days after receipt of such determination and calculations.

                    (B) The federal, state and local income or other tax returns filed by Executive (or any filing made by a consolidated tax group which includes the Company) shall be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by Executive. Executive shall make proper payment of the amount of any Excise Tax, and at the request of the Company, provide to the Company true and correct copies (with any amendments) of his/her federal income tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the applicable taxing authority, and such other documents reasonably requested by the Company, evidencing such payment. If prior to the filing of Executive's federal income tax return, or corresponding state or local tax return, if relevant, the Accounting Firm determines that the amount of the Gross-Up Payment should be reduced, Executive shall within five business days pay to the Company the amount of such reduction.

               (ii) In the event that the Internal Revenue Service claims that any payment or benefit received under this Agreement constitutes as "excess parachute payment", within the meaning of Section 280G(b)(1) of the Code, Executive shall notify the Company in writing of such claim. Such notification shall be given as soon as practicable but no later than 10 business days after Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the 30 day period following the date on which Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall (1) give the Company any information reasonably requested by the Company relating to such claim; (2) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company and reasonably satisfactory to Executive; (3) cooperate with the Company in good faith in order to effectively contest such claim; and (4) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including, but not limited to, additional interest and penalties and related legal, consulting or other similar fees) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for and against any Excise Tax or other tax (including interest and penalties with respect thereto) imposed as a result of such representation and any payment of costs and expenses.

                    (A) The  Company  shall  control  all  proceedings  taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the tax authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive on an interest-free basis, and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or other tax (including interest and penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provide , further, that if Executive is required to extend the statute of limitations to enable the Company to contest such claim, Executive may limit this extension solely to such contested amount. The Company's control of the contest shall be limited to issues with respect to which a corporate deduction would be disallowed pursuant to
               Section 280G of the Code and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority. In addition, no position may be taken nor any final resolution be agreed to by the Company without Executive's consent if such position or resolution could reasonably be expected to adversely affect Executive (including adversely affecting any other tax position of Executive unrelated to matters covered hereby).

                    (B) If, after the receipt by Executive of any amount advanced by the Company in connection with the contest of the Excise Tax claim, Executive becomes entitled to receive any refund with respect to such claim, Executive shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto); provided, however, if the amount of that refund exceeds the amount advanced by the Company or it is otherwise determined for any reason that additional amounts could be paid by the Company to Executive without incurring any Excise Tax, any such amount will be promptly paid by the Company to Executive. If, after the receipt by Executive of an amount advanced by the Company in connection with an Excise Tax claim, a determination is made that Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest the denial of such refund prior to the expiration of 30 days after such determination, such advance shall be forgiven and shall not be required to be repaid and shall be deemed to be in consideration for services rendered after the date of the Termination.

               (iii) The Company and Executive shall each provide the Accounting Firm access to and copies of any books, records and documents in the possession of the Company or Executive, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determination contemplated by this Section 9.

               (iv) The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by this Section 9 hereof shall be borne by the Company. If such fees and expenses are initially advanced by Executive, the Company shall reimburse Executive the full amount of such fees and expenses within five business days after receipt from Executive of a statement therefor and reasonable evidence of his payment thereof.

     10. MITIGATION OF DAMAGES. Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise after the termination of his employment hereunder.

     11. NOTICES. All notices or communications hereunder shall be in writing, addressed as follows:

         To the Company:

                  Franchise Finance Corporation of America
                  17207 North Perimeter Drive
                  Scottsdale, AZ  85255
                  Attention: General Counsel

         To Executive:

                  Mr. John Barravecchia
                  3418 E. Sequoia Trail
                  Phoenix, AZ 85044

Any such notice or communication shall be delivered by hand, by telecopy (with machine confirmation) or by courier or sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in a notice duly delivered as described above), and the third business day after the actual date of mailing shall constitute the time at which notice was given.

     12. SEVERABILITY; LEGAL FEES. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect. In the event that any dispute arises between Executive and the Company as to the terms or interpretation of this Agreement, whether instituted by formal legal proceedings or otherwise, including any action that Executive takes to enforce the terms of this Agreement or to defend against any action taken by the Company, Executive shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided that Executive shall obtain a settlement or final judgement by a court of competent jurisdiction substantially in favor of Executive. Such reimbursement shall be paid within ten (10) days of Executive's furnishing to the Company written evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by Executive.

     13. SUCCESSORS; BINDING AGREEMENT, ASSIGNMENT.

               (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business of the Company, by agreement to expressly, absolutely and unconditionally assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a material breach of this Agreement and shall entitle Executive to terminate Executive's employment with the Company or such successor for Good Reason immediately prior to or at any time after such succession. As used in this Agreement, "Company" shall mean (i) the Company as hereinbefore defined, and (ii) any successor to all the stock of the Company or to all or substantially all of the Company's business or assets (other than with respect to sales of assets in the ordinary course, securitization and whole loan sales provided by the Company's interim and permanent financing arrangements) which executes and delivers an agreement provided for in this Section 13(a) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law, including any parent or subsidiary of such a successor.

               (b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount would be payable to Executive hereunder if Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's estate or designated beneficiary. Neither this Agreement nor any right arising hereunder shall be assignable or otherwise subject to hypothecation by Executive (except by will or by operation of the laws of intestate succession) or by the Company, except that the Company may assign this Agreement to any successor (whether by merger, purchase or otherwise) to all or substantially all of the stock, assets or businesses of the Company, if such successor expressly agrees to assume the obligations of the Company hereunder.

     14. AMENDMENT. This Agreement may only be amended by written agreement of the parties hereto.

     15. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. At any time during or after Executive's employment with the Company, Executive shall not, without the prior written consent of the Company, use, divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity any confidential or proprietary information pertaining to the business of the Company or any of its subsidiaries, pursuant to the policies set forth in the Company's employee handbook and compliance manual, as amended from time to time.

     16. COVENANT NOT TO COMPETE.

               (a) During the period of his employment hereunder and for the first to occur of (i) one year following the termination of employment of Executive or (ii) December 31, 2002, Executive agrees that, without the prior written consent of the Company, (a) he will not, directly or indirectly, either as principal, manager, agent, consultant, officer, stockholder, partner, investor, lender or employee or in any other capacity, carry on, be engaged in or have any financial interest in (other than an ownership position of less than five percent in any company whose shares are publicly traded), any business, which is in Competition (as defined in Section 16(b)) with the existing business of the Company or its subsidiaries, and (b) he shall not, on his own behalf or on behalf of any person, firm or company, directly or indirectly, solicit or offer employment to any person who has been employed by the Company or its subsidiaries at any time during the 12 months immediately preceding such solicitation.

               (b) For purposes of this Section 16, a business shall be deemed to be in Competition with the Company or its subsidiaries if a significant portion of its business is providing financing to operators in the chain restaurant, convenience store or automotive service and parts industries in any portion of the United States.

               (c) Executive and the Company agree that this covenant not to compete is a reasonable covenant under the circumstances, and further agree that if in the opinion of any court of competent jurisdiction such restraint is not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of this covenant as to the court shall appear not reasonable and to enforce the remainder of the covenant as so amended. Executive agrees that any breach of the covenants contained in this
          Section 16 would irreparably injure the Company. Accordingly, Executive agrees that the Company may, in addition to pursuing any other remedies it may have in law or in equity, cease making any payments otherwise required by this Agreement and obtain an injunction against Executive from any court having jurisdiction over the matter restraining any further violation of this Agreement by Executive.

     17. BENEFICIARIES; REFERENCES. Executive shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death, and may change such election, in either case by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative. Any reference to the masculine gender in this Agreement shall include, where appropriate, the feminine.

     18. SURVIVORSHIP. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations, including the provisions of Section 16 herein. The provisions of this Section 18 are in addition to the survivorship provisions of any other section of this Agreement.

     19. GOVERNING LAW. This Agreement shall be construed, interpreted and governed in accordance with the laws of the State of Arizona without reference to rules relating to conflicts of law.

     20. EFFECT ON PRIOR AGREEMENTS. This Agreement contains the entire understanding between the parties hereto and supersedes in all respects any prior or other agreement or understanding between the Company or any affiliate of the Company and Executive including, without limitation, the Continuity Agreement dated as of May 12, 1999 between the Company and Executive.

     21. WITHHOLDING. The Company shall be entitled to withhold from payment any amount of withholding required by law.

     22.   COUNTERPARTS.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which will be deemed an original.


                                        FRANCHISE FINANCE CORPORATION OF AMERICA


                                        By /s/ Christopher H. Volk
                                           -------------------------------------
                                           Name: Christopher H. Volk
                                           Title: President, Chief Operating
                                                  Officer


                                        /s/ John Barravecchia
                                        ----------------------------------------
                                        John Barravecchia